Exhibit 99.1

For Immediate Release

SOLO CUP COMPLETES REVIEW OF ACCOUNTING ISSUES,

REPORTS SECOND QUARTER 2006 RESULTS,

RESTATES CERTAIN PREVIOUSLY ISSUED FINANCIAL STATEMENTS

HIGHLAND PARK, Ill., October 16, 2006—Solo Cup Company, a leading provider of disposable foodservice products, today announced that it has completed its previously announced review of accounting issues and, based on that review, has restated certain of its previously issued consolidated financial statements. The company also announced that it has filed its Form 10-Q for the second quarter ended July 2, 2006 with the SEC, the filing of which had been delayed pending completion of the review.

The filing of the second quarter 2006 Form 10-Q has satisfied the terms of the indenture for the company’s 8.5% Senior Subordinated Notes due 2014. In addition, on October 13, 2006, the company concluded its previously announced discussions with its lenders under its credit facilities and obtained a waiver and amendment through January 2, 2007 with regard to those facilities.

As discussed below, the company’s second-quarter results included net sales of $670.3 million, an increase of $23.4 million, or 3.6 percent, from the prior-year quarter, as restated; gross profit of $92.0 million, up 12.0 percent from the prior-year quarter, as restated; and a net loss of $299.4 million, primarily reflecting a $228.5 million non-cash charge for the impairment of the company’s goodwill and a $105.0 million non-cash charge to income taxes to establish a valuation allowance for its deferred tax assets.

“Two months to the day since we announced the delay in the filing of our second-quarter results and the launch of our internal review, we are pleased to report that we have completed the review, that we have filed our restated consolidated financial statements and our consolidated financial statements for the second quarter of 2006, and that we can now focus 100 percent of our attention on running the company and building value for our customers, other business partners, investors and employees,” said Robert M. Korzenski, Chief Executive Officer.

“The restatement work was a rigorous and intense process that revealed certain material weaknesses in our financial controls and we are taking decisive steps to address those issues,” Mr. Korzenski said. “Importantly, this work renewed our confidence in the fundamentals of our business, reaffirmed the compelling strategic, operational and financial rationale of the Solo Cup/Sweetheart merger, and highlighted the quality and dedication of our employee team.

“The restatement of our consolidated financial statements has impacted our reported financial results but the process we have gone through positions us well for long-term strength and success,” Mr. Korzenski concluded.

Second-Quarter 2006 Financial Results

For the thirteen weeks ended July 2, 2006, the company reported net sales of $670.3 million, an increase of $23.4 million, or 3.6 percent, from net sales of $646.9 million, as restated, for the three months ended July 3, 2005. The increase in net sales reflects an increase in average realized sales price, partially offset by lower unit sales volumes. The increase in average realized sales price reflects price increases implemented during the previous eight months in response to higher raw material costs; expanded product penetration within the company’s existing customer base; and sales to new customers. The volume decrease primarily reflects the effects of pricing pressure in the marketplace and, to a lesser extent, the company’s decision to eliminate certain less-profitable business.

Gross profit for the thirteen weeks ended July 2, 2006, was $92.0 million, an increase of $9.8 million, or 12.0 percent, from gross profit of $82.1 million, as restated, for the comparable period in 2005. Included in gross profit is a $22.1 million pension curtailment gain and a $9.8 million charge for excess and obsolete spare parts and finished goods inventory primarily relating to prior periods. Selling, general and administrative expenses were $73.8 million, versus $66.2 million, as restated, for the three months ended July 3, 2005. The increase was primarily driven by one-time severance expenses related to the company’s reduction-in-force announced in April 2006, as well as to the departure of certain senior executives.

For the thirteen weeks ended July 2, 2006, the company reported a net loss of $299.4 million, versus a net loss of $2.8 million, as restated, for the comparable period in 2005. The 2006 loss reflects a non-cash charge of $228.5 million for the impairment of goodwill and a non-cash charge of $105.0 million to income tax expense to increase the valuation allowance for deferred tax assets. The goodwill impairment charge is the result of a third-party valuation study done as of July 2, 2006. The test was initiated based on a combination of factors, including continued net losses and significant increases in raw material and petroleum prices.

Commenting on the company’s results for the second quarter of 2006, Mr. Korzenski said: “Our results were significantly impacted by the goodwill and income tax adjustments, as well as by a continued challenging industry environment. We expect these challenges in the industry to continue for the balance of the year. At the same time, with the restatement behind us, we are now working with our advisors and investors to address the multiple business improvement opportunities we see for the company which we expect will position it for enhanced profit improvement and growth.”

Restatement of Previously Issued Financial Statements

On August 16, 2006, the company announced a temporary delay in the filing of its Form 10-Q with the SEC for the second quarter ended July 2, 2006, saying it would need additional time to complete an internal review initiated by Mr. Korzenski of issues regarding certain accounting practices and procedures related to the company’s second quarter of 2006 and prior periods. The company indicated that the issues pertained primarily to the timely recognition of certain customer credits, accounts payable and accrued expenses and the valuation of certain tangible and intangible assets. The internal review was led by Eric A. Simonsen, the company’s interim chief financial officer, and its findings were discussed with KPMG LLP, the company’s independent registered public accountants. On September 19th, the company announced that, based on the initial findings of the review, it had determined to restate certain of its previously issued consolidated financial statements.

The review, which identified certain errors requiring correction in the company’s previously issued consolidated financial statements, has now been completed, its findings have been discussed with and approved by the company’s board of directors, and the company’s Form 10-Q for the thirteen weeks ended July 2, 2006, was filed today on SEC Form 10-Q. In addition, the restatement of the company’s consolidated financial statements for the 2005, 2004 and 2003 fiscal years, along with certain quarterly financial information for the interim periods contained therein and for the first fiscal quarter of 2006, as well as certain selected consolidated financial data for 2002 and 2001, have been effected through amendments on SEC Forms 10-K/A for the fiscal year ended January 1, 2006, and 10-Q/A for the thirteen weeks ended April 2, 2006.

The categories of restated items included in one or more of the company’s restated consolidated financial statements include timely recognition of certain credits to customers, certain credits from vendors and certain accrued expenses; accrued payroll and other related costs; accrued freight; and inventory valuation.

The aggregate change in operating income associated with these items was an increase of $3.2 million in the first quarter of 2006; a decrease of $19.7 million in full fiscal year 2005; a decrease of $8.2 million in full fiscal year 2004; a decrease of $7.1 million in full fiscal year 2003; a decrease of $0.9 million in full fiscal year 2002; and an increase of $0.2 million in full fiscal year 2001.

The restatement of the company’s consolidated financial statements did not impact its cash balances. The company currently has approximately $23 million of cash on hand and approximately $36 million of borrowing availability under the terms of its domestic revolving credit facility.

“We have taken, and continue to take, a number of steps to maximize our near-term liquidity,” Mr. Korzenski said. “We are also evaluating additional opportunities such as sales of non-strategic assets and alternative financing strategies. In addition, we have engaged an independent consulting firm to perform a thorough diagnostic review of our supply chain/operations designed to reduce costs and improve manufacturing efficiencies.”

Mr. Korzenski added: “It should be noted that we now have a new and very strong financial and accounting team; newly implemented accounting controls; and a strong organizational commitment at both the board and management levels to improved internal and external communication.”

The company will host a conference call beginning at 10:00 a.m. CDT on Tuesday, October 17, 2006, to discuss the topics covered in this release. The conference call may be accessed by dialing 1-800-725-9502. A replay will be available for one week after the call by dialing 1-800-633-8284 passcode 21307062.

Solo Cup Company is a $2.4 billion company exclusively focused on the manufacture of disposable foodservice products for the consumer/retail, foodservice, packaging, and international markets. Solo Cup has broad expertise in paper, plastic, and foam disposables and creates brand name products under the Solo, Sweetheart, Fonda, and Hoffmaster names. The company was established in 1936 and has a global presence with facilities in Asia, Canada, Europe, Mexico, Panama and the United States. To learn more about the company, visit www.solocup.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements. Such statements are based on management’s current reasonable and good faith expectations. A number of risks and uncertainties could cause results to differ from forward-looking statements. These risks and uncertainties include, among others, any material weaknesses in our internal control over financial reporting that are not remedied effectively, the impact of our significant debt on our financial health and operating flexibility, the possibility of legal or regulatory proceedings as a result of our restatement of our consolidated financial statements, the effect of general economic and competitive business conditions, increases in energy, raw material costs and other manufacturing costs, and fluctuations in demand for the company’s products. For further details of these and other risks and uncertainties that may impact forward-looking statements and the company’s business and financial results, see information set forth under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the thirteen weeks ended July 2, 2006, our Annual Report on Form 10-K for the fiscal year ended January 1, 2006 and in our other filings made from time to time with the SEC. The company does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, changed assumptions or otherwise; and all forward-looking statements speak only as of the time when made.

Media Contact:	Analyst Contact:
Angie Chaplin, 312-577-1753	Richard Ryan, 847-579-3603
achaplin@digcommunications.com	richard.ryan@solocup.com

Schedule A

SOLO CUP COMPANY

Consolidated Statements of Operations

(Unaudited)

(in thousands)	Thirteen weeks ended July 2, 2006	Thirteen weeks ended July 3, 2005	Twenty-six weeks ended July 2, 2006	Twenty-six weeks ended July 3, 2005
		(As restated)		(As restated)
Net sales	$670,297	$646,939	$1,237,533	$1,194,039
Cost of goods sold(1)	578,309	564,800	1,091,724	1,065,800

Gross profit	91,988	82,139	145,809	128,239
Selling, general and administrative expenses	73,847	66,227	140,924	127,723
Impairment of goodwill	228,537	—	228,537	—
Loss on sale of property, plant and equipment	943	7	1,807	395

Operating (loss) income	(211,339)	15,905	(225,459)	121
Interest expense, net	22,010	18,209	42,389	35,282
Foreign currency exchange (gain) loss, net	(2,676)	2,037	(3,710)	2,844
Other expense (income), net	376	(58)	503	(171)

Loss before income taxes and minority interest	(231,049)	(4,283)	(264,641)	(37,834)
Income tax provision (benefit)	68,315	(1,549)	54,878	(14,930)
Minority interest	—	53	—	51

Net loss	$(299,364)	$(2,787)	$(319,519)	$(22,955)

(1)	Cost of goods sold for the thirteen and twenty-six weeks ended July 2, 2006 includes a $9.8 million charge for excess and obsolete spare parts and finished goods inventory that resulted from changes in the company’s accounting estimates, offset by a $22.1 million credit for the curtailment gains related to negotiated changes in postretirement benefits for certain active employees.

The following table reconciles adjusted EBITDA to net loss (GAAP measure):

(in thousands) (unaudited)	Thirteen weeks ended July 2, 2006	Thirteen weeks ended July 3, 2005	Twenty-six weeks ended July 2, 2006	Twenty-six weeks ended July 3, 2005
		(As restated)		(As restated)
Net loss (GAAP measure)	$(299,364)	$(2,787)	$(319,519)	$(22,955)
Interest expense, net	22,010	18,209	42,389	35,282
Income tax provision (benefit)	68,315	(1,549)	54,878	(14,930)
Depreciation and amortization	24,840	26,169	50,550	51,756

EBITDA (non-GAAP measure)	(184,199)	40,042	(171,702)	49,153
Goodwill impairment charge	228,537	—	228,537	—
Spare parts and finished goods inventory valuation	9,766	—	9,766	—
Postretirement benefit curtailment	(22,067)	—	(22,067)	—
Severence expense	7,302	331	8,466	1,199
Integration expense, excluding severance	553	5,535	2,853	12,077
Other one-time expenses (1)	2,532	—	8,503	—
Foreign exchange loss (gain)	(2,676)	2,037	(3,710)	2,844
Other (income) expense, net	376	(58)	503	(171)

Adjusted EBITDA (non-GAAP measure)	$40,124	$47,887	$61,149	$65,102

(1)	Includes one time charges related to the implementation of an order management system and legal expenses related to resolution of contractual disputes arising from the Sweetheart acquisition.

Adjusted EBITDA and adjusted EBITDA as restated are not measures of financial performance under GAAP and should not be considered alternatives to net loss or net loss, as restated, or any other performance measure derived in accordance with GAAP or as an alternative measure of liquidity. Adjusted EBITDA and adjusted EBITDA, as restated, are presented to provide a view to measures similar to those used for pricing under the terms of our First and Second Lien Credit Facilities and to those used in evaluating our compliance with certain covenants under our First and Second Lien Credit Facilities and the indenture governing our 8.5% senior subordinated notes. They are also used as a metric to determine certain components of management compensation.

The following table reconciles previously reported adjusted EBITDA to restated adjusted EBITDA(1) :

(in millions) (unaudited)	Adjusted EBITDA, previously reported	Effect of accounting restatement	Adjusted EBITDA, as restated
Year ended December 31, 2004	$204.9	$(7.8)	$197.1
Fiscal year ended January 1, 2006	196.9	(20.1)	176.8
Thirteen weeks ended April 2, 2006	11.9	3.2	15.1

(1)	See press release dated 3/17/2006 for detailed reconciliation to reported EBITDA.

Adjusted EBITDA and adjusted EBITDA as restated are not measures of financial performance under GAAP and should not be considered alternatives to net loss or net loss, as restated, or any other performance measure derived in accordance with GAAP or as an alternative measure of liquidity. Adjusted EBITDA and adjusted EBITDA, as restated, are presented to provide a view to measures similar to those used for pricing under the terms of our First and Second Lien Credit Facilities and to those used in evaluating our compliance with certain covenants under our First and Second Lien Credit Facilities and the indenture governing our 8.5% senior subordinated notes. They are also used as a metric to determine certain components of management compensation.